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                                                                    EXHIBIT 2(b)

                     WILMINGTON LOW VOLATILITY FUND OF FUNDS

                           A DELAWARE STATUTORY TRUST

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                                     BY-LAWS

                             DATED August 13, 2003

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                                   ARTICLE I

                                     OFFICES

                  Section 1.1. Delaware Office. The registered office of the Wilmington Low Volatility Fund of Funds (the "Trust") in Delaware shall be located at 1100 North Market Street, Wilmington, Delaware 19890, and the name and address of its Resident Agent for service of process shall be set forth in the Certificate of Trust.

                  Section 1.2. Other Offices. The Trust shall have the power to open additional offices for the conduct of its business, either within or outside the States of Delaware, at such places as the Board of Trustees may from time to time designate.

                                   ARTICLE II

                               MEETINGS OF HOLDERS

                  Section 2.1. Place of Meeting. Meetings of holders shall be held at any place designated by the Board of Trustees. In the absence of any such designation, holders' meetings shall be held at the principal office in Wilmington, Delaware.

                  Section 2.2. Call of Meetings. Meetings of the holders may be called at any time by the President, or by a majority of the Board of Trustees. The Board of Trustees shall call a meeting of holders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than twenty-five percent (25%) of the percentage interests of the Trust. Business transacted at any special meeting of holders shall be limited to the purpose stated in the notice.

                  Section 2.3. Notice of Meetings. Written notice of any meeting, including any special meeting, stating the purpose, place, date and hour of the meeting shall be given to each holder shall be given to each holder entitled to vote at such meeting not less than seven (7) days before the date of the meeting.

                  Section 2.4. Voting. The holders of each interest of the Trust then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series, except: (1) when otherwise expressly provided by the Agreement and Declaration of Trust; or (2) when required by the Investment Company Act of 1940, as amended, interests shall be voted by series.

                  At all meetings of the holders, every holder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the holder or by his duly authorized attorney in fact. A holder may duly authorize such attorney in fact through written, electronic,

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telephonic, computerized, facsimile, telecommunication, or oral communication or by any other form of communication. Unless the proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to interests held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                  At all meetings of holders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chair of the meeting.

                  Section 2.5. Inspectors. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chair of the meeting may, and upon the request of the holders of ten percent of the percentage interests entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector. The Chair of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent of the percentage interests entitled to vote on such election or matter.

                  Section 2.6. Broker Non-Votes. At any meeting of holders, the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting. Broker non-votes will not count as votes cast.

                                  ARTICLE III

                                    TRUSTEES

                  Section 3.1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine.

                  Section 3.2. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

                  Section 3.3. Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater or different proportion is required for such action by the Investment Company Act of 1940. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 3.4. Regular Meetings. Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

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                  Section 3.5.      Special Meetings. Special meetings of the
Board of Trustees may be called by the President on one day's notice to each Trustee; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

                  Section 3.6. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any Committee thereof may be taken without a meeting if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                  Section 3.7. Committees. The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

                  Section 3.8. Action of Committee. A committee shall report its actions and recommendations to the Board of Trustees at the Board meeting next succeeding the committee meeting, and any action by a committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights, of third persons shall be affected by any such revision or alteration.

                  Section 3.9. Compensation. Any Trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as Chair of the Board or Chair of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

                                   ARTICLE IV

                                     NOTICES

                  Section 4.1. Form. Notices to Trustees shall be oral or by telephone, facsimile or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a regular or special meeting.

                  Section 4.2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the Trustees or committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                   ARTICLE V

                                    OFFICERS

                  Section 5.1. Election. The officers of the Trust shall be chosen by a majority vote of the Board of Trustees. The officers of the Trust may consist of a Chair of the Board, Chief Executive Officer, a President, one or more Vice Presidents (who may be designated by different classes), a Secretary, a Treasurer and such other officer positions with such titles as the resolution of the Board

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choosing them shall designate. No officer need be a director. Two or more offices may be held by the same person.

                  Section 5.2. Term, Removal and Vacancies. All officers shall serve at the pleasure of the Board and shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. A vacancy in any office shall be filled by the Board of Directors.

                  Section 5.3. Chair of the Board. The Chair of the Board, if one has been elected, shall preside at all meetings of the board, shareholders and committees of which he or she is a member. He or she shall have such powers and perform such duties as may be authorized by the Board of Trustees.

                  Section 5.4. Chief Executive Officer. If the Board of Trustees has elected a Chair of the Board, it may designate the Chair of the Board as the Chief Executive Officer of the Trust. If no Chair of the Board has been elected, or in his or her absence or inability to act, or if no such designation has been made by the Board of Directors, the President shall be the Chief Executive Officer of the Trust. The Chief Executive Officer shall (i) have the overall supervision of the business of the Trust and shall direct the affairs and policies of the Trust, subject to any directions which may be given by the Board of Trustees, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Delaware, these bylaws or action of the Board of Trustees, and shall in general have all other powers and shall perform all other duties incident to the Chief Executive Officer of a statutory trust and such other powers and duties as may be prescribed by the Board of Trustees from time to time.

                  Section 5.5. President. If the Board of Directors has elected a Chair of the Board and designated such officer as the Chief Executive Officer of the Trust, the President shall serve as chief operating officer and be subject to the control of the Board of Trustees and the Chair of the Board. He shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Trustees or the Chair of the Board. If the Board of Trustees has not elected a Chair of the Board, or if one has been elected and has not been designated the Chief Executive Officer of the Trust, then the President shall be the Chief Executive Officer of the Trust with the powers and duties provided in Section 5.4 of these bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Trustees or by the President to some other officer or agent of the Trust. The President may sign with the Secretary or an Assistant Secretary, certificates for shares of stock of the Trust (if any), and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Trust. The President, in general, shall have all other powers and shall perform all other duties as may be prescribed by the Board of Trustees from time to time.

                  Section 5.6. Vice Presidents. A Vice President shall perform such duties as may from time to time be assigned to him or her by the Board or by the Chair or the President. In the absence or inability to act of the President, the Vice President (or if there is more than one vice president, in the order designated by the Board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the President.

                  Section 5.7. Secretary. The Secretary shall be the keeper of the corporate records, and shall give notice of, attend, and record minutes of meetings of shareholders and Trustees. He or she shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him by the Board or by the President. The Assistant Secretaries, if any, shall have such duties

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as shall be delegated to them by the Secretary and, in the absence of the
Secretary, the senior of them present shall discharge the duties of the Secretary.

                  Section 5.8. Treasurer. The Treasurer shall be the Chief Financial Officer of the Trust and may hold either the title of Treasurer or a title of Vice President for financial matters, howsoever designated by the Board. The Treasurer shall be responsible for (i) the custody and safekeeping of all of the funds and securities of the Trust, (ii) the receipt and deposit of all moneys paid to the Trust, (iii) where necessary or appropriate, the endorsement for collection on behalf of the Trust of all checks, drafts, notes and other obligations payable to the Trust, (iv) the disbursement of funds of the Trust under such rules as the Board may from time to time adopt, (v) maintaining the general books of account of the Trust, and (vi) the performance of such further duties as are incident to the office of Treasurer or as may be assigned to him or her by the Board or by the President. The Assistant Treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the Treasurer, the senior one of them present shall discharge the duties of the Treasurer.

                  Section 5.9. Divisional Officers. The Board may from time to time appoint officers of various divisions of the Trust. Divisional officers shall not by virtue of such appointment become officers of the Trust. Subject to the direction of the President of the Trust, the president of a division shall have general charge, control and supervision of all the business operations of his division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of the division.

                  Section 5.10. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Sections 5.1 and 5.2. Any employee of Wilmington Trust Corporation or any of its subsidiaries who serves as an officer or agent of the Trust shall not be entitled to any salary or compensation from the Trust unless the Board of Trustees determines otherwise in its sole discretion.

                                   ARTICLE VI

                                 NET ASSET VALUE

                  Section  6.1.     Determination by the Board of Trustees.

                                    (a)      Except as may be required by the
1940 Act, the Board of Trustees shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period in accordance with the Fund's Valuation Procedures (as defined below) established from time to time by the Board of Trustees. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

                                    (b)      The value of Securities and other
assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Article VI shall be conclusive and binding on all of the Holders and all parties claiming through or under them.

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                  Section 6.2.      Determination of Net Asset Value. The Fund
operates as a fund-of-funds and its investments will consist primarily of investments in other private investment funds (each, a "Private Fund") that are managed by unaffiliated investment managers (each, a "Fund Manager"). Thus, the Fund will principally hold interests of limited liability companies and limited partnerships. The net asset value of the Fund will be determined by or at the direction of the Fund's investment adviser as of the close of business at the end of any Fiscal Period in accordance with written valuation policies and procedures adopted by the Board that are consistent with U.S. generally accepted accounting principles and such other valuation policies, procedures and principles that may be determined or adopted by the Board of Trustees from time to time (collectively, the "Valuation Procedures"). The net asset value of the Fund equals the value of the assets of the Fund, less all of its liabilities, including accrued fees and expenses.

                                    (a)      The Valuation Committee will value
interests in Private Funds at fair value in accordance with the Valuation Procedures and will seek to ensure that the Fund is able to reliably determine the value of its investments in Private Funds. Fair value of interests of Private Funds ordinarily is the value determined by the Valuation Committee based upon the valuation reported by the Fund Managers in accordance with the policies established by the relevant Private Fund. As a general matter, the fair value of the Fund's interest in a Private Fund will represent the amount that the Fund could reasonably expect to receive from the Private Fund if the Fund's interests were redeemed at the time of the valuation, based upon information reasonably available at the time the valuation is made and that the Valuation Committee believes to be reliable. In the event that a Private Fund does not report a value to the Fund on a timely basis, the Fund will determine the fair value of the Private Fund based on the most recent value reported by the Private Fund, as well as any other relevant information available at the time the Fund values its portfolio, in accordance with the Valuation Procedures.

                                    (b)      Valuations provided to the Fund by
a Fund Manager may be based upon estimated or unaudited reports, and may be subject to later adjustment or revision by the Fund Manager. Any such adjustment or revision will either increase or decrease the net asset value of the Fund at the time that the Fund is provided with information regarding the adjustment. Subject to the Valuation Procedures, the Fund does not expect to restate its previous net asset values to reflect an adjustment or revision by a Private Fund unless such adjustment or restatement is material, as defined under the Valuation Procedures.

                                    (c)      To the extent that the Fund's
assets are invested in discretionary managed accounts or special purpose vehicles created for the Fund (collectively, "Sub-Advised Accounts"), the Fund's interest in such Sub-Advised Accounts will be valued in accordance with the Fund's Valuation Procedures and this Article VI.

                                    (d)      As a fund-of-funds, the Fund may
only hold an indirect interest in the underlying securities of the Private Funds and the Sub-Advised Accounts as the Private Funds and the Sub-Advised Accounts will actively trade in securities. The value of such securities will be determined in accordance the operating agreement or partnership agreement of such Private Funds or the valuation procedures established or adopted by the Fund Managers.

                                   ARTICLE VII

                                    INTERESTS

                  Section 7.1. Certificates. A certificate or certificates which shall certify the series of interests and the number of interests of such series owned by a holder in the Trust will not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued

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shall be signed by the President or a Vice-President and counter-signed by the
Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

                  Section 7.2. Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Trust and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trusts with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

                  Section 7.3. Recording and Transfer without Certificates. The Trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of interests in the Trust's by electronic or other means without the issuance of certificates.

                  Section 7.4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

                  Section 7.5. Registered Holders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of interests to receive distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such interest or interests on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

                  Section 7.6. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of interests of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing interests thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

                  Section 7.7. Interest Ledger. The Trust shall maintain an original interest ledger containing the names and addresses of all holders and the number and series of interests held by each holder. Such interest ledger may be in written form or any other form capable of being converted into written form within a. reasonable time for visual inspection.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1.      Distributions.

                                    (a)      All distributions on interests (if
declared and distributed by the Board) shall be automatically reinvested solely in additional interests of a series of interests in respect of which such distributions were declared on the reinvestment date.

                                    (b)      Distributions on interests, whether
payable in interests or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that each distribution may be made wholly or partly from any source, accompanied by a written statement clearly indicating what portion of such payment per interest is made from the following sources:

                                             (i)   accumulated or undistributed
net income, not including profits or losses from the sale of securities or other properties;

                                             (ii)  accumulated or undistributed
net profits from the sale of securities or other properties;

                                             (iii) net profits from the sale of
securities or other properties during the then current fiscal year; and

                                             (iv)  paid-in surplus or other
capital source.

                  Section 8.2. Rights in Securities. The Board of Trustees, on behalf of the Trust, shall have the authority to exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer or the investment manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

                  Section 8.3. Claims Against Series Assets. Each segregated series of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the series which borrowed funds, that to the extent such loan may be secured only by the assets of the series which obtained the loan, no creditor of such series shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

                  Section 8.4. Reports. The Trust shall furnish holders with reports of its financial condition as required by Section 30(d) of the Investment Company Act of 1940 and the rules thereunder.

                  Section 8.5. Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

                  Section 8.6. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees the fiscal year of the Trust shall be the calendar year.

                                   ARTICLE IX

                    INDEMNIFICATION OF TRUSTEES AND OFFICERS

                  Section 9.1. Proceedings and Expenses. For the purpose of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes all expenses and costs reasonably incurred in connection with such proceeding and any expenses of establishing a right to indemnification under this Article.

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                  Section 9.2.     Indemnification. The Trust may indemnify any
Trustee or officer of the Trust who was or is a party or is threatened to be made a party to any proceeding or claim by reason of the fact that such person is a Trustee or officer of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that such person acted in good faith and reasonably believed: (a) that his conduct was in the Trust's best interests and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that his conduct was unlawful.

                  Section 9.3. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, the Trust shall not indemnify any Trustee or officer for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person's office, or in respect of any claim or proceeding as to which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

                  Section 9.4. Successful Defense. Subject to Section 9.3 hereof, to the extent that a Trustee or officer has been successful on the merits in defense of any proceeding referred to in Section 9.2 hereof or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                  Section 9.5. Required Approval. Any indemnification under this Article may be made by the Trust only if authorized in the specific case on a determination that indemnification of the indemnitee is proper hereunder by:

                                    (a)      A majority vote of Trustees who are
not parties to the proceeding or subject to the claim; or

                                    (b)      A written opinion of independent
legal counsel.

                  Section 9.6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an officer or Trustee, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification hereunder. Authorizations of payments under this Section must be made in the manner specified in Section 5 of this Article.

                  Section 9.7. Insurance. The Trust may purchase insurance for any liability that may be incurred by the Trust, the Trustees, officers and agents of the Trust.

                                   ARTICLE X

                                   AMENDMENTS

                  Section 10.1. These By-Laws may be altered or repealed at any Regular or Special Meeting of the Board of Trustees.

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